EXHIBIT 99.1

                          DISCOVERY LABORATORIES, INC.

FOR IMMEDIATE RELEASE

                                    Contact:
                                    James S. Kuo, M.D.
                                    President and Chief Executive Officer
                                    Discovery Laboratories, Inc.
                                    (212) 223-9504

                                    Dan Griesel, Ph.D.
                                    The Investor Relations Group, Inc.
                                    (212) 664-8489

              Discovery Laboratories, Inc. Announces Completion of
         Enrollment of Patients in a Phase IB Acute Respiratory Distress
       Syndrome Clinical Trial by Its Subsidiary, Acute Therapeutics, Inc.

NEW YORK, NEW YORK, Dec. 10, 1997--Discovery Laboratories, Inc. (NASDAQ: DSCO and DSCOU) announced that its majority-owned privately held subsidiary, Acute Therapeutics, Inc., has completed enrollment of its Phase IB clinical trial in acute respiratory distress syndrome (ARDS). The Phase IB clinical trial is designed to enroll 12 ARDS patients and determine the safety and tolerability of a bronchoscopic lavage procedure incorporating Surfaxin(TM). Patients with ARDS are assigned to receive one of three dosing regimens of Surfaxin(TM) with 28 days of follow-up. The open label study is being conducted at seven academic hospitals in the United States. Dr. Robert Capetola, chairman and CEO of Acute Therapeutics, stated, "The completion of patient enrollment in this Phase IB clinical trial in ARDS marks a major milestone for the Company. We would expect to announce results of this Phase IB clinical trial in the two or three months, if not sooner."

Surfaxin(TM) is a novel, proprietary, peptide-containing lung surfactant invented at The Scripps Research Institute. The peptide is KL4, a 21 amino acid peptide, modeled after the important SP-B protein in the human surfactant system. Lung surfactants are protein-lipid complexes that coat the airsacs of the lung and facilitate oxygen exchange with blood. ARDS is an acute generalized inflammatory disease of the lung which can lead to the degradation of lung surfactants. Common conditions that can cause ARDS are pneumonia, aspiration of gastric contents, smoke inhalation and trauma. The human and economic cost of ARDS is significant with a reported incidence of 150,000 cases per year in the United States and a mortality rate of approximately 50 percent. There are no Food and Drug Administration (FDA) approved therapies for ARDS.

Surfaxin(TM) is also currently in a Phase II trial for meconium aspiration syndrome (MAS). MAS results from the release of meconium, a greenish, pasty constituent of the fetal bowel, into the amniotic fluid. When present in amniotic fluid, babies can inhale the meconium into their lungs, which can lead to pneumonitis and subsequent degradation of lung surfactant. MAS affects approximately 26,000 newborn babies per year in the United States and an equal number in Europe. There are no specific FDA approved therapies. Surfaxin(TM) has been successfully tested in a Phase II trial in infant respiratory distress syndrome (IRDS) by Johnson & Johnson prior to the licensure of the technology. Acute Therapeutics is planning to develop Surfaxin(TM) in IRDS in the near future.

Discovery Laboratories, Inc. is a New York City based development stage pharmaceutical company that is clinically developing proprietary pharmaceuticals to treat post-menopausal osteoporosis, adult respiratory distress syndrome, meconium aspiration syndrome and cystic fibrosis. Discovery's strategy is


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to accelerate and lower the risk of drug development by acquiring and developing proprietary pharmaceuticals for which significant animal or human testing has already been completed. In addition, Discovery seeks to minimize the cost of drug development by outsourcing preclinical development and manufacturing. Hospital based pharmaceuticals are developed at Discovery's majority-owned privately held subsidiary, Acute Therapeutics, Inc., located in Doylestown, Pa. More information about Discovery is available on the company's web site at www.discoverylabs.com.

To the extent that statements in this press release are not strictly historical, including statements as to future financial conditions, events conditioned on stockholder or other approval, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause results to differ materially from the statements made. Among the factors which could affect the company's actual results and could cause results to differ from those from those contained in the forward-looking statements contained herein are the risk that financial conditions may change, risks relating to the progress of the company's research and development and the development of competing therapies and/or technologies by other companies. Those associated risks and others are further described in the company's filings with the Securities and Exchange Commission.


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